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[Xicor logo]                                                        EXHIBIT 99.1


                                              INVESTOR CONTACTS:
                                              Geraldine Hench, CFO
                                              Laura Guerrant, Investor Relations
                                              Xicor, Inc.
                                              408-546-3348


FOR IMMEDIATE RELEASE


                   XICOR, INC. COMPLETES $35 MILLION OFFERING
                 OF CONVERTIBLE SUBORDINATED NOTES AND WARRANTS


MILPITAS, CALIFORNIA, NOVEMBER 19, 2001 -- Xicor, Inc. (Nasdaq/NMS: XICO), a leading supplier of programmable mixed-signal integrated circuits, today announced that it has closed a thirty-five million dollar private placement of Convertible Subordinated Notes due in 2006 and related Warrants to qualified institutional investors. Xicor intends to use the net proceeds from the sale of the notes and the warrants for general corporate purposes and may also use the proceeds for acquisitions, including acquisitions of intellectual property and design teams.

Xicor President and Chief Executive Officer Lou DiNardo commented, "Our plan is to build a substantive business as a leading supplier of mixed-signal integrated circuits for system sensing, control and calibration in electronic equipment. In order to do so, we intend to move into new product areas that may require additional design resources and intellectual property. This funding will allow us to continue managing our business strategically while we broaden the scope of our product offering. As acquisition opportunities arise that meet our criteria for adding products and design talent in new areas we will be prepared to act quickly."

The notes pay a 5.5% coupon and are convertible at any time into Xicor common stock at a 10% premium to the closing price on November 15, 2001. Under certain circumstances the company can redeem some or all of the notes prior to maturity. The private placement also included warrants to purchase approximately one million shares of Xicor common stock during the next five years at an exercise price of $12.24 per share.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Xicor will file a registration statement later this month covering the Common Stock issuable upon conversion of the notes and warrants.


                                     -more-

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XICOR COMPLETES $35 MILLION OFFERING OF CONVERTIBLE SUBORDINATED NOTES &
WARRANTS............................................................ PAGE 2 OF 2


ABOUT XICOR

Xicor designs, develops and markets a wide variety of programmable mixed-signal integrated circuits and nonvolatile memory products used in networking, computing, communication and industrial applications. The Company's products include digitally controlled potentiometers and system management ICs that allow system designers to digitally control analog functions in signal processing, microprocessor monitoring and power management.

Xicor product, corporate and financial information is readily available on the World Wide Web at http://www.xicor.com.



"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. These statements include those regarding our plan to build our mixed-signal business, our intention to move into new product areas, and our ability to respond to acquisition opportunities quickly. Factors that could cause actual results to differ materially include the following: general economic conditions and conditions specific to the semiconductor industry; fluctuations in customer demand, including loss of key customers, order cancellations or reduced bookings; product mix; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions (both by Xicor and its competitors); Xicor's ability to have available an appropriate amount of low cost foundry production capacity in a timely manner; our foundry partners' timely ability to successfully manufacture products for Xicor using Xicor's proprietary technology; any disruptions of our foundry relationships; manufacturing efficiencies; the ability to continue effective cost reductions; currency fluctuations; the timely development and introduction of new products and submicron processes; our ability to effectively evaluate, consummate and integrate acquisition targets; and the risk factors listed from time to time in Xicor's SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2000 and Form 10-Q for the quarters ended April 1, 2001, July 1, 2001 and September 30, 2001 (Management's Discussion and Analysis of Financial Condition and Results of Operations, Factors Affecting Future Results section). Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Xicor undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



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